UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 23, 2007

Date of Report (Date of earliest event reported)

MPS Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-24484	59-3116655
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Independent Drive, Jacksonville, Florida 32202

(Address of principal executive offices)

(Zip Code)

(904) 360-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2007, MPS Group, Inc. released a press release announcing financial results for the three months ended March 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information, including exhibits attached hereto, in this Current Report is being furnished and shall not be deemed ‘filed’ for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, the Compensation Committee of the Board of Directors of MPS Group, Inc. approved or ratified the following increases in annual base salary and target bonus opportunity under the Executive Annual Incentive Plan for certain of the executive officers as described in the table below. On the same date, the Compensation Committee also approved the grant of restricted stock to certain of the Company’s executive officers as is also described in the table below. The restricted stock awards were granted under the Company’s 2004 Equity Incentive Plan and vest ratably over seven years.

Name	Executive Position	2007 Base Salary	2007 Target Bonus Opportunity as a Percentage of Base Salary	Restricted Stock Award
Timothy D. Payne	President and Chief Executive Officer	$690,000	100%	240,000

Robert P. Crouch	Senior Vice President, Chief Financial Officer and Treasurer	$345,000	100%	120,000

Richard L. White	Senior Vice President and Chief Information Officer	$250,000	90%	80,000

Gregory D. Holland	Senior Vice President, Chief Legal Officer and Secretary	$250,000	60%	56,000

Tyra H. Tutor	Senior Vice President of Corporate Development	$200,000	50%	48,000

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	MPS Group, Inc. April 26, 2007, Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MPS Group, Inc.

Date: April 26, 2007

/s/ Robert P. Crouch
Robert P. Crouch Senior Vice President, Treasurer and Chief Financial Officer